EXHIBIT 10.3

                           STOCK REDEMPTION AGREEMENT


THIS STOCK REDEMPTION AGREEMENT ("Agreement") is made and entered into in duplicate this 25th day of April, 2001, by and between DBS Holdings Inc. ("DBS"), a Nevada corporation ("Corporation"), and the DBS shareholders listed on the Schedule "A" execution page hereto ("Shareholder").


                                    RECITALS


A. The Shareholder is the owner of the shares ("Subject Shares") set forth in Schedule "A" of $0.001 par value common stock issued by the Corporation;

B. On or about the date of this Agreement, the Corporation has entered into a Stock Exchange and Finance Agreement (the "Transaction") with M-I Vascular Innovations Inc, a Delaware corporation which has required, as a condition of effecting a business arrangement with the Corporation, that the Corporation effect a reorganization to alter its issued capital by redemption of capital and each Shareholder has agreed to participate in the reorganization by agreeing hereby to the redemption of the Subject Shares at $0.04 per Subject Share and each Shareholder agrees that the redemption price is a fair and reasonable price and return on investment and that such redemption is a fair and reasonable condition and in the best interests of the Shareholder to permit the Corporation to be able to effect the Transaction;

C. In connection with the closing and consummation of the Transaction, the Corporation desires to redeem and purchase the Subject Shares from the Shareholder, and the Shareholder desires to sell, on the terms and subject to the conditions specified in this Agreement;

D. In connection with the closing and consummation of the Transaction, the Shareholder desires to sell, assign, transfer, convey, surrender, deliver and set over the Subject Shares to the Corporation, on terms and subject to the conditions specified in this Agreement.


NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1. INCORPORATION OF THE RECITALS. The Recitals of this Agreement, specified above, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement.

2. REDEMPTION OF SUBJECT SHARES. On the terms and subject to all of the conditions specified by the provisions of this Agreement and in connection with and subject to the closing and consummation of the Transaction, the Shareholder hereby forever and irrevocably sells, assigns, transfers, surrenders, conveys, delivers and sets over to the Corporation, and Corporation hereby purchases and redeems from the Shareholder, the Subject Shares, by the Shareholder surrendering and delivering to the Corporation the certificate or certificates representing and evidencing the Subject Shares, duly endorsed for transfer or accompanied by stock powers duly executed by the Shareholder.

3. CONSIDERATION. As the consideration for the Shareholder's surrender and sale, and the Corporation's purchase and redemption, of the Subject Shares, the Corporation shall pay and deliver to Shareholder, on the date of closing of the Transaction, or as otherwise provided therein, a payment in the amount of $0.04 per Subject Share.

4. SHAREHOLDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Shareholder represents and warrants to the Corporation and covenants with the Corporation the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Corporation pursuant hereto:

     4.1 Validity of Agreement. This Agreement is valid and obligates the Shareholder.

     4.2 Share Ownership. The Shareholder is the owner, free and clear of any encumbrances, of the Subject Shares. The Shareholder has full and complete right and authority to transfer, sell, surrender, assign and convey the Subject Shares to the Corporation.

     4.3 Brokerage and Finder's Fees. The Shareholder has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

     4.4 Voluntary Nature of Transaction. The surrender and sale by the Shareholder to the Corporation of the Subject Shares is made freely and voluntarily by the Shareholder. The Shareholder, in selling and surrendering the Subject Shares to the Corporation, is not acting under fraud, duress, menace or undue influence. The Shareholder agrees that the redemption price is a fair and reasonable price.

     4.5 Acquisition of M-I Vascular Innovations Inc. The Shareholder (A) is aware that the Corporation will be acquiring M-I Vascular Innovations Inc. and that such may or will result in a material increase in the value of the shares of the Corporation, (B) has received or is sufficiently aware of the issues and business of M-I Vascular Innovations Inc.to be able to make his or her own decision and makes no reliance on the Corporation for any disclosure, and (C) has agreed to the redemption in order to permit the Corporation to effect an acquisition of M-I Vascular Innovations Inc., which would not occur but for the within agreement for redemption.


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



5. CORPORATION'S REPRESENTATIONS AND WARRANTIES. The Corporation represents and warrants to the Shareholder and covenants with the Shareholder the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Shareholder pursuant hereto:

     5.1 Validity of Agreement. This Agreement is valid and obligates the Corporation. The Corporation has full and complete power and authority to redeem the Subject Shares, as contemplated by the provisions of this Agreement.

     5.2 Brokerage and Finder's Fees. The Corporation has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by the provisions of this Agreement.

     5.3 Voluntary Nature of Transaction. The Corporation's agreement to enter into the transaction contemplated by the provisions of this Agreement is made freely and voluntarily by the Corporation. The Corporation in redeeming the Subject Shares is not acting under fraud, duress, menace or undue influence.

6. PROHIBITION OF CERTAIN EVENTS. Anything contained in this Agreement to the contrary notwithstanding, the Shareholder(s), until Closing and re-registration of the Shares, agree and shall use their best efforts (including not voting for and voting against) to cause the Corporation not to: (a) merge or consolidate into any other corporation (other than a merger in which the Corporation is the surviving corporation); (b) enter into any share exchange except with M-I and/or its stockholders; (c) enter into any agreement to transfer all or substantially all of the assets of the Corporation; (d) dissolve, liquidate or wind up the Corporation; (e) issue, or agree to issue, any shares of its capital stock or rights to acquire such stock (except upon exercise of previously issued and outstanding warrants); (f) incur any debt out of the ordinary course of business; or (g) enter into any new business or suffer any material change in its financial condition or business; provided, however, the above restrictions shall not apply to any approved transaction between or consented to by all of the Corporation and M-I .

7. TRANSFERABILITY. This Agreement may not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Purchaser. This Agreement may and shall be assigned by the Shareholder(s) to any successor owner(s of the Shares, which owners shall be bound by this Agreement.

8. RECOVERY OF LITIGATION COSTS. If any legal or equitable action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

9. GOVERNMENTAL RULES AND REGULATIONS. The provisions of this Agreement and the Transaction are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the transaction contemplated by the provisions of this Agreement.

10. NOTICES. All notices, requests, claims, demands and other communications to be given pursuant to the provisions hereof by any party to this Agreement to any other party to this Agreement may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of one business day from mailing. Mailed notices shall be addressed as set forth below; provided, however, each party to this Agreement may change its address by written notice in accordance with the provisions of this paragraph:

If to the Shareholder:   at the address set forth in the registry of the
                         Corporation

If to the Corporation:

                         Robert C. Montgomery
                         Ducker, Montgomery, Lewis & Aronstein, P.C.
                         1560 Broadway, Suite 1400
                         Denver, CO  80202

11.  COUNSEL AND POWER OF ATTORNEY.

(a) Each of the Shareholders acknowledges that he/she/it has been instructed to retain separate counsel and either has done so or has affirmatively elected to disregard that advice.

(b) Each of the Shareholders hereby appoints Daniel Steunenberg and Eli Stratulat (the "Shareholder Representatives"), and each of the Shareholder Representatives individually, with full power of substitution, as such Shareholder's true and lawful agent and attorney-in-fact for the purposes of

          i. executing and delivering such stock powers and other documents, and taking such other actions, in the Shareholder's name and on his behalf, as such Shareholder Representative(s) may deem necessary or appropriate to effect the Closing of M-I Vascular Innovations Inc. and to sell, transfer and convey to the Corporation such Shareholder's Subject Shares; and

          ii. executing, delivering and filing on behalf of such Shareholder, with the appropriate Canadian and U.S. regulatory authorities, such instruments as the Shareholder Representative(s) and their counsel deem necessary or appropriate to implement the transactions contemplated by this Agreement.

12. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter of this Agreement and specifies all the covenants and agreements between those parties with respect thereto, and each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party which are not embodied herein, and that any other agreement, statement, or promise concerning the subject matter of this Agreement shall be of no force or effect except in a subsequent modification in writing signed by the party to be charged.

13. SEVERABILITY. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties to this Agreement that those parties would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter declared invalid.

14. CAPTIONS AND INTERPRETATIONS. Captions of the paragraphs of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement. The language and all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and those parts and as if that language and those parts were prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement and participated in the negotiation and drafting of this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

15. FURTHER ASSURANCE. Each party to this Agreement hereby agrees to take any and all action necessary or appropriate to execute and discharge its responsibilities and obligations created pursuant to the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

16. NUMBER AND GENDER. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity.

17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts and, when so executed, those counterparts shall constitute one agreement which shall obligate all parties to this Agreement, notwithstanding that all parties to this Agreement are not signatory to the original and same counterpart.

18. SUCCESSORS AND ASSIGNS. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties hereto. No provisions of this paragraph, however, shall be a consent to the assignment or delegation by any party to this Agreement of its respective rights and obligations created pursuant to the provisions of this agreement.


IN WITNESS WHEREOF, the parties to this Stock Redemption Agreement have executed in duplicate this Agreement of the date first above written.



DBS HOLDINGS INC.


/s/  Daniel Steunenberg, President
-----------------------------------
AUTHORISED SIGNATORY

                                  SCHEDULE "A"

                EXECUTION PAGE TO THE STOCK REDEMPTION AGREEMENT



Redeeming Shareholders         Number Redeemed              Signature
----------------------         ---------------              ---------


Madeline Stanley                    800,000            /s/  Madeline Stanley
                                                      --------------------------


Ken Paul                            800,000            /s/  Ken Paul
                                                      --------------------------


Irma Paul                           800,000            /s/  Irma Paul
                                                      --------------------------


Eli Stratulat                       850,000            /s/  Eli Stratulat
                                                      --------------------------


Alex Basic                          500,000            /s/  Alex Basic
                                                      --------------------------


Dan Steunenberg                   1,000,000           /s/  Daniel Steunenberg
                                                      --------------------------


Chansu Financial, Inc.              750,000            /s/  Eleanor Calderwood
                                                      --------------------------
                                                      Per: Authorized Signatory
                                  ---------
Total                             5,500,000